UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2017

Walter Investment Management Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 11, 2017, Walter Investment Management Corp. (the “Company”) received written notification (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Company was considered to be non-compliant with the continued listing standards set forth under Rule 802.01B of the NYSE Listed Company Manual because the average market capitalization of the Company’s common stock was less than $50 million over a consecutive 30 trading-day period, while its last reported stockholders’ equity was less than $50 million.

As a result of the Notice, the Company became subject to the procedures set forth in Rule 802.02 of the NYSE Listed Company Manual. In accordance with such procedures, on or before August 25, 2017, the Company plans to acknowledge receipt of the Notice and notify the NYSE of its intention to submit a business plan (the “Plan”) on or before September 25, 2017, which will set forth the Company’s plan to regain compliance with the relevant listing standards. The NYSE will have 45 days after receipt of the Plan to review such Plan and determine whether the Company has made a reasonable demonstration of its ability to regain compliance within the 18-month period ending February 11, 2019. If the Plan is accepted by the NYSE, the Company’s shares will continue to be listed and traded on the NYSE, subject to the NYSE’s quarterly monitoring of the Company’s compliance with the Plan and other NYSE continued listing standards. If the Plan is not accepted by the NYSE, or if the Company fails to maintain compliance with the Plan, the Company’s shares may be subject to suspension and delisting.

The Company intends to take steps to remedy the listing deficiencies in a timely manner; however, no assurance can be given that the Company will be able to regain compliance with the applicable listing standards or otherwise maintain compliance with the other continued listing standards set forth in the NYSE Listed Company Manual.

If trading in the Company’s common stock was to be suspended on the NYSE or the stock were to be delisted from the NYSE for any reason, it could have a material adverse effect on the Company’s business, results of operations, financial condition, liquidity and stock price. For example, delisting could: negatively impact the trading price, trading volume and liquidity of, and have other material adverse effects on, the Company’s common stock; have negative implications on the Company’s ability to implement its previously announced debt restructuring initiative; have negative implications on the Company’s business relationships with lenders and other counterparties; impair the Company’s ability to execute on its operational and strategic goals, raise additional capital and attract and retain employees by means of equity compensation; or lead to an event of default under the terms of, and/or acceleration of, a material amount of the Company’s indebtedness. See “Risk Factors” described in our Annual Report on Form 10-K/A for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 (and in any amendments thereto), and in our other filings with the Securities and Exchange Commission.

Receipt of the Notice by the Company is not a violation of the terms of, and does not constitute a default or event of default under, any of the Company’s material debt or other obligations.

Item 7.01.	Regulation FD Disclosure.

On August 16, 2017, the Company issued a press release, in accordance with and as required by the rules of the NYSE, announcing receipt of the Notice described in Item 3.01 above. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated August 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walter Investment Management Corp.

Date: August 16, 2017

	By:	/s/ Gary L. Tillett
Gary L. Tillett, Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release, dated August 16, 2017

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